Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: HANCOCK FABRICS, INC., etal.,[1] Debtors.	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 07-10353 (BLS) (Jointly Administered) Hearing Date: December 20, 2007 at 11:00 a.m. (ET) Objections Due: December 13, 2007 at 4:00 p.m. (ET)

MOTION OF DEBTORS PURSUANT TO SECTION 1121(d)(1) OF THE
BANKRUPTCY CODE TO EXTEND THE EXCLUSIVE PERIODS TO (I)
FILE A CHAPTER 11 PLAN AND (II) SOLICIT ACCEPTANCES THEREOF

Hancock Fabrics, Inc., Hancock Fabrics of MI, Inc., HF Resources, Inc., Hancockfabrics.com, Inc., HF Merchandising, Inc., HF Enterprises, Inc., and Hancock Fabrics, LLC, debtors and debtors-in-possession in the above-captioned cases (collectively, “Hancock” or the “Debtors”), hereby move (the “Motion”) this Court for entry of an order pursuant to section 1121(d) of title 11 of the United States Code (the “Bankruptcy Code”): (i) extending the period during which the Debtors have the exclusive right to file a plan or plans (the “Exclusive Filing Period”) through and including May 30, 2008 and (ii) extending the period during which the Debtors have the exclusive right to solicit acceptances thereof (the “Exclusive Solicitation Period” and, together with the Exclusive Filing Period, the “Exclusive Periods”) through and including July 30, 2008, with respect to the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), the Official Committee of Equity Security Holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”), and all creditors, stakeholders and other parties-in-interest.  In support of this Motion, the Debtors respectfully state as follows:

_____________________
1 The Debtors are the following entities:  Hancock Fabrics, Inc.; Hancock Fabrics of MI, Inc.; HF Resources, Inc.; Hancockfabrics.com, Inc.; HF Merchandising, Inc.; HF Enterprises, Inc.
  and Hancock Fabrics, LLC.

JURISDICTION
1.  The Court has jurisdiction over this matter pursuant to 28 U.S.C. § § 157 and 1334.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.
2.  The statutory basis for the relief requested herein is section 1121(d) of the Bankruptcy Code.
INTRODUCTION
3.  On August 24, 2007, the Court entered the Order Pursuant to Section 1121(d) of the Bankruptcy Code Extending the Exclusive Periods during Which the Debtors May File a Chapter 11 Plan and Solicit Acceptances Thereof (D.I. 1462) (the “Exclusivity Order”).  Pursuant to the Exclusivity Order:

(a)	The current Exclusive Filing Period with respect to all parties and individuals except the Committees is through February 28, 2007.

(b)	The current Exclusive Solicitation Period with respect to all parties and individuals except the Committees is through April 30, 2008.

(c)	Solely with respect to the Creditors’ Committee:

(i)
If the Debtors receive written consent from the Creditors’ Committee on or by November 15, 2007, to extend (A) the Exclusive Filing Period beyond November 30, 2007, to a date up through and including February 28, 2008, and (B) the Exclusive Solicitation Period beyond January 31, 2008, up through and including April 30, 2008, then, solely with respect to the Creditors’ Committee, the Exclusive Periods shall be deemed extended through such dates agreed upon by the Debtors and the Creditors’ Committee without further order of the Court.

(ii)
If the Debtors do not receive written consent from the Creditors’ Committee on or by November 15, 2007, to extend (A) the Exclusive Filing Period beyond November 30, 2007, and (B) the Exclusive Solicitation Period beyond January 31, 2008, then, solely with respect to the Creditors’ Committee, the Exclusive Filing Period shall expire on November 30, 2007, and the Exclusive Solicitation Period shall expire on January 31, 2008, subject to and without prejudice to the Debtors right to seek further extensions of the Exclusive Periods with respect to the Creditors’ Committee.

(d)
In the event of a termination of the Exclusive Periods applicable to the Creditors’ Committee, such termination of the Exclusive Periods with respect to the Creditors’ Committee shall also be applicable to the Equity Committee.

Exclusivity Order, pp. 2-3 at ¶¶ 2-5.
4.  As of November 15, 2007, the Debtors had not received written consent from the Creditors’ Committee to extend (a) the Exclusive Filing Period beyond November 30, 2007, or (b) the Exclusive Solicitation Period beyond January 31, 2008.  Absent a motion by the Debtors and ultimate relief from the Court and solely with respect to the Committees, the Exclusive Filing Period will terminate after November 30, 2007, and the Exclusive Solicitation Period will terminate after January 31, 2008.2
5.  As set forth more fully below, the Debtors’ business operations and these cases are large and complex, involving hundreds of retail locations and leases and thousands of employees.  As is typical in many large chapter 11 cases, the Debtors have spent the initial Exclusive Periods managing the transition of their enterprise into these proceedings, working to maintain the provision of goods and services from their many vendors, contracting the retail footprint of the business, developing and implementing several key initiatives intended to bring the Debtors’ retail operations into line with current best practices in modern retailing and preparing a long range business plan intended to bring maximum value to the Debtors’ constituents.

______________________
2  Rule 9006-2 of the Local Rules for the United States Bankruptcy Court for the District of Delaware provides:  "[i]f a motion to extend the time to take any action is filed before the expiration of the period prescribed by the Code, the Fed. R. Bankr. P., these Local Rules or Court order, the time shall automatically be extended until the Court acts on the motion, without the necessity for the entry of a bridge order.:

6.  As the Debtors are in the midst of their historical peak sales period, they must maintain focus on operating performance and execution of their business plan.  The months ahead include a variety of other critical activities, including, among other things, building upon the successful first store remodel by completing up to five additional store remodels, performing the next iteration of store performance analysis including data on new initiatives and from the 2007 holiday season, completing the IT rollout that began shortly post-petition, completing the settlement of certain litigation regarding the Debtors’ point of sale procedures, resolving certain state tax claims (whether by litigation or otherwise), continuing the ongoing effort to attract and obtain appropriate exit financing, continuing the claims resolution process and completing the necessary audit support to allow the filing of certain SEC financial reports.  In addition, the Debtors need additional time to formulate, with consideration of input from the Committees, a plan of reorganization that maximizes returns to all constituents.
7.  Accomplishing these objectives will require substantial time and resources and, without detracting from the rapid pace of these cases to date, the Debtors believe that they will be able to propose such a plan during the extended Exclusive Periods requested herein.
8.  In addition, the Equity Committee supports the relief requested herein.
BACKGROUND
A.           The Debtors’ Business and Operations
9.  Founded in 1957 and headquartered in Baldwyn, Mississippi, Hancock is one of the largest fabric retailers in the United States, operating as of the Petition Date approximately 400 retail stores in approximately 40 states and an internet store under the domain name www.hancockfabrics.com.  As of the Petition Date, Hancock employed approximately 7,500 people on a full- and part-time basis, most of whom work in its retail stores or in field management to support the retail stores.  Over 300 employees work in Hancock’s Baldwyn, Mississippi headquarters and warehouse and distribution facilities, which support the retail stores with accounting, advertising, marketing, buying, management, distribution and other administrative functions.

10.  Hancock is a specialty retailer that sells a wide selection of apparel fabrics, home decorating products (which include drapery and upholstery fabrics and home accent pieces), quilting materials, and notions (which include sewing aids and accessories such as zippers, buttons, threads, sewing machines and patterns).  In addition to basic fabrics and notions for apparel, quilting, and home decoration, Hancock provides a variety of fashion and seasonal merchandise for apparel, craft and home decorating projects.
11.  Hancock’s business is seasonal. Peak sales periods occur historically during the fall and pre-Easter weeks, while the lowest sales periods occur historically during the months of May through August.
12.  On March 21, 2007 (the “Petition Date”), the Debtors commenced their respective bankruptcy cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  No trustee or examiner has been appointed in these cases.  The Debtors are operating their respective business as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.
B.           The Debtors’ Substantial Progress to Date in the Chapter 11 Cases
13.  The Debtors’ primary objective in these cases is to maximize the value of their estates for the benefit of creditors and other stakeholders.  The Debtors have made and continue to make substantial progress toward this goal as more particularly described below.  This progress has occurred both within the Debtors’ business and in their chapter 11 cases.  Obviously, the progress made operationally and otherwise in the Debtors’ business may be less apparent to the Court and parties-in-interest than the progress that is evident on the docket of these chapter 11 cases and warrants further emphasis.

14.  Among the achievements and progress that has occurred during the first extension period are significant operational initiatives designed to improve the Debtors’ business.  These initiatives include, among other things:
•
developed a comprehensive bottom-up business plan incorporating management’s strategic objectives, supported by a set of underlying assumptions and detailed financial projections on a monthly basis for the next two years and on an annual basis for the following three years;

•
worked with a leading outside consulting firm to develop a new, exciting prototype store with a completely redesigned layout and significantly enhanced customer experience and, on November 8, 2007, had a successful grand re-opening at the Debtors’ Huntsville, Alabama store—the first store that has been remodeled to the new prototype design;

•
developed a plan to build new store fixtures for remodeled stores in-house to achieve savings of over 50% versus third-party manufacturing, as well as developed and implemented the site construction and build-outs, saving 54% versus the lowest third-party bid received;

•	redesigned and shortened the store opening process;
•
working with other leading outside consultants with expertise in retailing and real estate to evaluate the Debtors’ current store base and identify opportunities to increase sales and profitability through targeted store relocations;

•	implemented a product remerchandising program to enhance product offerings and profitability;

•
centralized purchasing and inventory management to reduce direct-to-store shipments in order to help achieve and maintain desired profitability levels of purchased products and appropriate overall stocking levels and reduce freight expenses by eliminating costly drop-shipments from vendors;

•	executed a strategic global sourcing program to increase amount of centralized product purchases from overseas to improve product mix and profitability;
•	substantially completed implementation of an information technology upgrade, including comprehensive store-level point-of-sale and inventory management information systems;
•
upgraded data transfer platform to and from the stores with state-of-the-art internet-based technology that will provide for faster updates of significantly more data, and allow senior management to perform more real-time analyses of the data;

•
developed and began rollout of a new e-commerce strategy, including securing a new third-party business partner to assist in executing a new and improved website supported by a data-driven marketing and advertising program;

•
identified attractive candidates to supplement the existing senior management team and take the lead in important areas of focus, including a new senior vice president of operations, a new director of hancockfabrics.com, and a new senior vice president of the Debtors’ wholesale business;

•	implemented additional organization changes and reorganized certain departments to further reduce overall headcount to lower overall operating expenses; and

•
changed financial reporting from quarterly to monthly to comply with the United States Trustee’s reporting requirements and to provide management with the data critical to effectively managing the Debtors’ business.

15.  Other accomplishments that demonstrate the Debtors’ significant progress in these cases, including those more readily apparent from the docket, include, among other things:
•
shared the Debtors’ preliminary business plan with the Committees and their professionals and responded to their various due diligence inquiries and concerns in finalizing the existing business plan that will provide the basis for a plan of reorganization;

•	continued a regular dialogue with both Committees and their professionals to keep them abreast of key developments with the Debtors' business and the chapter 11 cases;
•
established a bar date, received claims in excess of $1 billion, substantially completed reconciliation of these claims, filed four omnibus claims objections and prepared several more objections to be filed in the near term;

•	negotiated with certain critical tax claimants in an effort to narrow obstacles to plan confirmation;
•
began the process of locating and contacting numerous potential financing sources regarding their potential interest in financing a plan of reorganization, and received several preliminary indicative terms sheets outlining the terms and conditions under which they would provide various amounts of financing to the Debtors in connection with a plan of reorganization;

•
nearly finalized required accounting reviews and related work with outside auditors to enable filing of required financial reports with the Securities and Exchange Commission for fiscal years 2006 and 2007;

•	investigated and analyzed methods to preserve net operating losses and other potential tax attributes to maximize their utility on a go-forward basis;
•	marketed and disposed of approximately 39 leases for locations where the Debtors previously operated retail stores achieving proceeds in excess of $4 million;
•	assumed leases for approximately 133 retail locations;
•	rejected leases for approximately 78 retail locations;
•	negotiated consensual extensions of the time to assume or reject nonresidential real property leases for approximately 183 retail locations through, in all but two cases, February 29, 2008;
•	established and implemented sale procedures for the disposition of miscellaneous assets;
•	negotiated a settlement in principle of certain litigation regarding certain of the Debtors’ retail practices; and

•	completed and filed tax returns for 2004 and 2005, securing federal and state income tax refunds for each of those years.
16.  To date, the Debtors have focused their primary efforts on the tasks discussed above.  Many important activities remain in ongoing areas of focus, however, and the Debtors are continuing to gather important additional insight as new data is collected.  Importantly, the Debtors can use the incoming results to test and modify the prototype and other initiatives before going to the more aggressive rollout planned by the Debtors.  In light of the foregoing, however, the Debtors have not yet fully formulated a plan of reorganization that will provide maximum value for the Debtors’ estates, creditors and other stakeholders.  In this regard, the Debtors have been in regular contact with the Committees, including at in-person meetings, to gain a better understanding of the Committees’ perspectives on the potential structure of a plan of reorganization and provide information critical to their understanding of, among other things, the Debtors’ performance versus the business plan and market feedback on financing and other restructuring alternatives.
17.  Given the significant accomplishments and progress detailed above, the Debtors believe that they are now better positioned to formulate an appropriate plan of reorganization and engage in more focused discussions with the Committees with respect thereto.  The extension of the Exclusive Periods requested herein will facilitate these efforts and allow the Debtors the opportunity to propose a plan that will maximize value for creditors and other stakeholders.

RELIEF REQUESTED
18.  By this Motion, the Debtors seek the entry of an order pursuant to section 1121(d) of the Bankruptcy Code extending (a) the Exclusive Filing Period through and including May 30, 2008, and (b) the Exclusive Solicitation Period through and including July 30, 2008, without prejudice to the Debtors’ right to seek further extensions of the Exclusive Periods.
BASIS FOR RELIEF REQUESTED
19.  Section 1121(b) of the Bankruptcy Code provides for an initial period of 120 days after the commencement of a chapter 11 case during which a debtor has the exclusive right to propose and file a plan.  Section 1121(c)(3) of the Bankruptcy Code provides that if the debtor proposes and files a plan within the initial 120-day exclusive period, the debtor then has until 180 days after the commencement of the chapter 11 case to solicit and obtain acceptances of such plan.  Pursuant to section 1121(d)(1) of the Bankruptcy Code, “on request of a party in interest made within the respective periods specified in subsections (b) and (c) of this section and after notice and hearing, the court may for cause reduce or increase the 120-day period or the 180-day period referred to in this section.”  11 U.S.C. § 1121(d)(1).  Such extensions are capped, however, by section 1121(d)(2) of the Bankruptcy Code, which limits any extension of the exclusive filed period to eighteen (18) months after the petition date and any extension of the solicitation period to twenty (20) months after the petition date.
20.  The Bankruptcy Code does not define the term “cause” and the decision to extend a debtor’s exclusive periods is committed to the bankruptcy court’s sound discretion, guided by the facts and circumstances of each case.  See, e.g., First Am. Bank of N.Y. v. S.W. Gloves and Safety Equip., Inc., 64 B.R. 963, 965 (D. Del. 1986).  Courts consider a variety of factors in determining whether “cause” exists to warrant an extension of the exclusive periods including:  (a) the size and complexity of the case, (b) the debtor’s progress in resolving issues facing the estate and (c) whether an extension of time will harm the debtor’s creditors. See, e.g., In re Gibson & Cushman Dredging Corp., 101 B.R. 405, 409-10 (E.D.N.Y. 1989 (listing above-referenced factors); see also in re Dow Corning Corp., 208 B.R. 661, 664-65 (Bankr. E.D. Mich. 1997) (citing In re Express One International, Inc., 194 B.R. 98, 100 (Bankr. E.D. Tex. 1996)).  The existence of good faith progress and the need for additional time to continue such progress is a particularly significant factor in establishing cause for extending the exclusive periods under section 1121(d) of the Bankruptcy Code.  See Jasik v. Conrad (In re Jasik), 727 F.2d 1379, 1382 (5th Cir. 1984); Express One Int’l, Inc., 194 B.R. at 101; In re McLean Indus., Inc., 87 B.R. 830, 834 (Bankr. S.D.N.Y. 1987); In re Pine Run Trust, Inc., 67 B.R. 432, 435 (Bankr. E.D. Pa. 1986).

21.  As demonstrated in this Motion, “cause” exists to further extend the Exclusive Periods in these chapter 11 cases.

A.	The Size And Complexity Of The Debtors’ Chapter 11 Cases Justify An Extension Of The Exclusive Periods

22.  Both Congress and the courts have recognized that the size and complexity of a debtor’s case alone may constitute cause for the extension of a debtor’s exclusive periods.  “[I]f an unusually large company were to seek reorganization under Chapter 11, the Court would probably need to extend the time in order to allow the debtor to reach an agreement.”  H.R. Rep. No. 595, 95th Cong., 1st Sess. 231, 232, 406 (1978), reprinted in 1978 U.S.C.C.A.N. 5787, 6191, 6362.  In the Texaco reorganization, for example, the court stated:

The large size of the debtor and the consequent difficulty in formulating a plan of reorganization for a huge debtor with a complex financial structure are important factors which generally constitute cause for extending the exclusivity periods.

In re Texaco, Inc., 76 B.R. 322, 326 (Bankr. S.D.N.Y. 1987).
23.  The size and complexity of the Debtors’ business and chapter 11 cases alone support the extension of the Exclusive Periods requested herein.  Hancock is one of the largest fabric retailers in the United States operating as of the Petition Date approximately 400 retail stores in approximately 40 states and an internet store and employing over 7,000 people.  In addition, as of the Petition Date, Hancock was party to over 400 Leases.  As already noted, Hancock’s business is highly seasonal.  See In re Service Merchandise Co., 256 B.R. 744 (Bankr. M.D. Tenn. 2000) (cause existed for extension of exclusivity periods where case was large and complex in that debtor-retailers had 210 continuing stores located in 34 states, employed thousands of employees, debtors’ business was seasonal and extension of exclusivity through upcoming holiday season was not an unreasonable request).
24.  Since the Petition Date, and as described above, the Debtors have made substantial progress in both restructuring and improving their business and in moving these cases along the path to confirmation.  Each of these accomplishments serves as a building block for a value-maximizing plan of reorganization, particularly the development of the business plan.
25.  The Debtors’ appropriate focus on these issues, as well as addressing numerous other matters attendant to their chapter 11 cases, have made it difficult to formulate and build consensus among numerous and diverse constituencies regarding a plan during the current Exclusive Periods.  In fact, the large scale and sophisticated nature of the Debtors’ cases pose a number of practical issues that have, to date, made formulation of such a plan impracticable.
26.  Moreover, in conjunction with the foregoing accomplishments, the Debtors’ management and employees have spent considerable time and effort analyzing, stabilizing and improving the Debtors’ business and operations.  With their historic peak sales season upon them and continuing through December, the Debtors’ continued efforts in this regard are even more critical and will consume the bulk of their time in the near term.  Extending the Exclusive Periods as requested herein will minimize distractions for the Debtors’ management and allow them to focus properly on maximizing value from their retail operations for the benefit of creditors and other stakeholders in these cases.

27.  In addition to focusing their efforts on retail operations during the peak sales season, the Debtors intend to take full advantage of the extended Exclusivity Periods to complete the tasks along the critical path and to develop a plan of reorganization.
28.  Accordingly, in light of the size and complexity of the Debtors’ business and chapter 11 chapter cases, the Debtors’ request for an extension of the Exclusive Periods is justified.

B.	The Debtors’ Significant Progress In These Cases Warrants An Extension Of The Exclusive Periods

29.  An extension of a debtor’s exclusive periods may also be justified by progress in resolving issues facing the creditors and the estate.  See, e.g., McLean Indus. Inc., 87 B.R. at 835; Texaco, 76 B.R. at 327; In re Swatara Coal Co., 49 B.R. 898, 899-900 (Bankr. E.D. Pa. 1985).
30.  As detailed above, the Debtors have covered a lot of ground since the Petition Date.  The items listed above demonstrate the consistent hard work that the Debtors, with the assistance of their professionals, have put into making the most of this chance to rehabilitate their business.
31.  Based on the Debtors’ substantial progress during the initial stages of these chapter 11 cases, extension of the Exclusive Periods is warranted.  Notwithstanding the progress that has been made, the Debtors still have a number of critical tasks to complete before they will be in a position to propose a plan of reorganization including, among other things, completing the settlement of certain litigation regarding the Debtors’ point of sale procedures, resolving certain state tax claims (whether by litigation or otherwise), continuing the ongoing effort to attract and obtain appropriate exit financing, performing the next iteration of store performance analysis including data from the 2007 holiday season, continuing the claims resolution process, completing the necessary audit support to allow the filing of certain SEC reports, and completing the IT rollout that began shortly post-petition.

32.  Although the Debtors are committed to confirming a plan in a timely and efficient manner, they also recognize that the plan process must necessarily follow the fulfillment of the other critical objectives described above and will require a substantial amount of additional time and effort to complete successfully.

C.	The Requested Extension of the Exclusive Periods is Consistent with the Purpose of Section 1121 of the Bankruptcy Code and Will Not Harm Creditors

33.  The Debtors intend to use the extended Exclusive Periods to:  (a) focus on the continued stabilization and improvement of their business and operations during the historic peak retail season; (b) continue and complete the evaluation and disposition of the remaining Leases, (c) proceed with the claims administration process and (d) undertake the development of an appropriate plan of reorganization.
34.  The Debtors’ requested extension of the Exclusive Periods does not exceed the eighteen (18) month limitation for the exclusive period to file a plan or the twenty (20) month limitation for the exclusive period to solicit acceptances of a plan.  Rather, the Debtors’ requested extension is substantially less than these limitations.  As a result, the Court is not precluded from granting the relief requested by section 1121(d)(2) of the Bankruptcy Code.

35.  Furthermore, the Committees and other parties-in-interest will not be prejudiced by an extension of the Exclusive Periods.  The requested extension will not preclude these constituents from seeking a reduction or termination of the Exclusive Periods for cause.3  Additionally, as noted above, the Equity Committee supports the relief requested herein.  Based upon the foregoing, the Debtors submit that cause exists to extend the Exclusive Filing Period through and including May 30, 2008, and the Exclusive Solicitation Period through and including July 30, 2008.
NOTICE

36.  Notice of this Motion has been given to: (a) counsel for Wachovia; (b) counsel for Ableco; (c) the U.S. Trustee; (d) counsel for the Creditors’ Committee; (e) counsel for the Equity Committee; and (f) those parties that have filed notices of appearance in these cases pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure.  The Debtors submit that such notice constitutes good and sufficient notice of the Motion, and that no other or further notice is necessary or required.

[Remainder of Page Intentionally Left Blank]

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3 Nothing herein shall prejudice the Debtors' right to oppose such relief.

WHEREFORE, the Debtors respectfully request that the Court (i) enter an order, substantially in the form attached hereto as Exhibit A, extending (a) the Exclusive Filing Period through and including May 30, 2008 and (b) the Exclusive Solicitation Period through and including July 30, 2008 and (ii) grant such further relief as is just and proper.

Dated:    November 30, 2007
Wilmington, Delaware

MORRIS, NICHOLS, ARSHT & TUNNELL llp

/s/ Gregory T. Donilon
Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Gregory T. Donilon (No. 4244)
Curtis S. Miller (No. 4583)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
(302) 658-9200

Counsel for Hancock Fabrics, Inc., et al.,
Debtors and Debtors-in-Possession
1269090

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: HANCOCK FABRICS, INC., etal.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 07-10353 (BLS) (Jointly Administered) RE: D.I. _______

ORDER PURSUANT TO SECTION 1121(d) OF THE BANKRUPTCY CODE FURTHER
EXTENDING THE EXCLUSIVE PERIODS DURING WHICH THE DEBTORS MAY
FILE A CHAPTER 11 PLAN AND SOLICIT ACCEPTANCES THEREOF

Upon the motion (the “Motion”)2 of Hancock Fabrics, Inc., Hancock Fabrics of MI, Inc., HF Resources, Inc., Hancockfabrics.com, Inc., HF Merchandising, Inc., HF Enterprises, Inc., and Hancock Fabrics, LLC, debtors and debtors-in-possession in the above-captioned case (collectively, the “Debtors”), for entry of an order pursuant to section 1121(d) of the Bankruptcy Code: (i) extending the period during which the Debtors have the exclusive right to file a plan or plans through and including May 30, 2008 and (ii) extending the period during which the Debtors have the exclusive right to solicit acceptances thereof through and including July 30, 2008, with respect to the Committees and all creditors, stakeholders and other parties-in-interest; and upon the record in these cases; and adequate notice of the Motion having been given; and it appearing that no other or further notice need be given; and after due deliberation and sufficient cause appearing therefor;

_________________________
1  The Debtors are the following entities:  Hancock Fabrics, Inc.; Hancock Fabrics of MI, Inc.; HF Resources, Inc.; Hancockfabrics.com, Inc.; HF Merchandising, Inc.; HF Enterprises,
Inc. and Hancock Fabrics, LLC.

2 Capitalized terms used, but not defined, herein shall have the meanings set forth in the Motion.

IT IS HEREBY ORDERED THAT:
1.           The Motion is GRANTED.
2.           Pursuant to section 1121(d) of the Bankruptcy Code, the Exclusive Filing Period is extended through and including May 30, 2008.
3.           Pursuant to section 1121(d) of the Bankruptcy Code, the Exclusive Solicitation Period is extended through and including July 30, 2008.
4.           This Order shall be without prejudice to the Debtors’ right to seek further extensions of the time within which only the Debtors may file and solicit acceptances of a plan.

Dated:    Wilmington, Delaware
_______________, 2007

__________________________________________
THE HONORABLE BRENDAN L. SHANNON
UNITED STATES BANKRUPTCY JUDGE

1268090.6

2